                                 TERMINATION OF
                 AMENDED AND RESTATED STOCKHOLDERS AGREEMENT AND
                           PROXY AND VOTING AGREEMENT

         This TERMINATION OF AMENDED AND RESTATED STOCKHOLDERS AGREEMENT AND PROXY AND VOTING AGREEMENT (the "Termination"), dated as of December 20, 1999, by and among Apollo Management, L.P., a Delaware limited partnership ("Apollo Management" and together with its affiliates and managed investment funds, "Apollo"), Mariner Post-Acute Network, Inc., a Delaware corporation (the "Company") and the stockholders (including Apollo) listed on the signature pages attached hereto (the "Stockholders").

                              W I T N E S S E T H:

         WHEREAS, the parties hereto are all of the parties to that certain Stockholders Agreement, dated as of November 4, 1997, amended as of April 13, 1998 and amended and restated as of November 25, 1998 (the "Stockholders Agreement") pursuant to which the parties provided for certain rights and obligations in respect of the Shares (defined in the Stockholders Agreement);

         WHEREAS, in addition to the Stockholders Agreement, the Stockholders provided for certain voting rights and obligations in respect to Shares pursuant to that certain Proxy and Voting Agreement, dated as November 4, 1997 (the "Proxy Agreement"), by and among Apollo Management and the Other Stockholders (defined in the Stockholders Agreement);

         WHEREAS, each Stockholder party hereto owns the number of shares of common stock, par value $.01 per share ("Common Stock") set forth under its name on the signature pages attached hereto, and the Stockholders party hereto collectively beneficially own all of the shares of Common Stock currently subject to the Stockholders Agreement and the Proxy Agreement;

         WHEREAS, in connection with the sale of the shares of Common Stock owned by Apollo to Credit Suisse First Boston Management Corporation ("CSFBMC") pursuant to a Transfer Agreement between CSFBMC and Apollo (the "Sale Transaction"), Apollo, the Stockholders and the Company have agreed to enter into this Termination to become effective (the "Effective Time") (i) with respect to the Stockholders Agreement immediately upon its execution by Apollo, the Company and Stockholders holding the requisite number of shares, and (ii) with respect to the shares of Common Stock owned by each Other Stockholder subject to the Proxy Agreement, immediately upon its execution by Apollo Management and such Other Stockholder; and

         NOW, THEREFORE, the parties hereto agree as follows:

         1. REPRESENTATION AND WARRANTIES. Each party hereto represents and warrants to the other party as follows:

         (a) AUTHORITY RELATIVE TO THIS TERMINATION. Each party hereto has the requisite power and authority to execute and deliver this Termination and to consummate the transactions contemplated hereby. The execution and delivery of this Termination and the consummation of the transactions contemplated hereby have been duly and validly authorized by such party and no other proceedings on the part of such party are necessary to authorize this Termination or to consummate the transactions so contemplated. This Termination has been duly and validly executed and delivered by such party, and assuming that this Termination has been duly and validly authorized, executed and delivered by the other parties hereto, this Termination constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditor's rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

                  (b) NO CONFLICTS. Neither the execution and delivery of this Termination nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such party is a party or by which such party is bound. Other than the Stockholders Agreement and the Proxy Agreement there are no other agreements or understandings with respect to the voting of the Shares.

         2. TERMINATION OF RIGHTS AND OBLIGATIONS. As of the applicable Effective Time, the rights and obligations of (i) Apollo, the Company and the Stockholders under the Stockholders Agreement and (ii) Apollo Management and each of the Other Stockholders under the Proxy Agreement (including, without limitation, the irrevocable proxy granted by each of the Other Stockholders to Apollo Management), shall be deemed to be terminated and of no further effect with respect to any shares of Common Stock beneficially owned by any of Apollo, the Stockholders, or the Other Stockholders, as the case may be. Notwithstanding anything herein to the contrary, this Section 2 shall not terminate or interfere with any Other Stockholder's right to exercise its "tag-along rights" pursuant to Section 6.2 of the Stockholders Agreement with respect to the Sale Transaction.

         3. GOVERNING LAW. This Termination shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

         4. COUNTERPARTS. This Termination may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         5. DESCRIPTIVE HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Termination.

         IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the date first above written.

                                     MARINER POST-ACUTE
                                              NETWORK, INC.



                                     By:  /s/ Francis W. Cash
                                          ----------------------------------
                                          Name:    Francis W. Cash
                                          Title:
                                     Date: January 5, 2000


                                     APOLLO MANAGEMENT, L.P.,
                                              on behalf of one or more managed
                                              investment funds

                                     By:      AIF III Management, Inc.
                                              Its General Partner


                                     By: /s/ Michael D. Weiner
                                         ------------------------------------
                                         Name:    Michael D. Weiner
                                         Title:   Vice President
                                     Date: December 20, 1999


                                     APOLLO INVESTMENT FUND III, L.P.

                                     By:      Apollo Advisors II, L.P.
                                              Its General Partner

                                     By:      Apollo Capital Management II, Inc.
                                              Its General Partner


                                     By: /s/ Michael D. Weiner
                                         ------------------------------------
                                         Name:    Michael D. Weiner
                                         Title:   Vice President

                                     13,100,370 Shares of Common Stock
                                     Date: December 20, 1999

                                     APOLLO UK PARTNERS III, L.P.

                                     By:      Apollo Advisors II, L.P.
                                              Its General Partner

                                     By:      Apollo Capital Management II, Inc.
                                              Its General Partner


                                     By: /s/ Michael D. Weiner
                                         ------------------------------------
                                         Name:    Michael D. Weiner
                                         Title:   Vice President

                                     484,188 Shares of Common Stock
                                     Date:  December 20, 1999

                                     APOLLO OVERSEAS PARTNERS III, L.P.

                                     By:      Apollo Advisors II, L.P.
                                              Its General Partner

                                     By:      Apollo Capital Management II, Inc.
                                              Its General Partner


                                     By: /s/ Michael D. Weiner
                                         ------------------------------------
                                         Name:    Michael D. Weiner
                                         Title:   Vice President

                                     783,033 Shares of Common Stock
                                     Date:  December 20, 1999

                                     CHASE EQUITY ASSOCIATES, L.P.

                                     By:      Chase Capital Partners
                                              Its General Partner



                                     By: /s/ Christopher C. Behrens
                                         -------------------------------------
                                              Partner

                                     2,592,594 Shares of Common Stock
                                     Date:  December 30, 1999

                                     DRAX HOLDINGS L.P.

                                     By:      Inman Corporation
                                              Its General Partner



                                     By: /s/ Linda Hamilton
                                         ------------------------------------
                                         Name:   Linda Hamilton
                                         Title:  Executive Vice President

                                     75,000 Shares of Common Stock
                                     Date:  December 30, 1999

                                     WALNUT GROWTH PARTNERS LIMITED
                                     PARTNERSHIP

                                     By:      Walnut GP, L.L.C.
                                              Its General Partner

                                     By:      Walnut Funds, Inc.


                                     By:   /s/ Joel Kanter
                                           ---------------------------------
                                           Name:  Joel Kanter
                                           Title: President

                                     74,073 Shares of Common Stock
                                     Date:  December 28, 1999

                                    PATRICIAN CORPORATION
                                    (as successor to Healthcare Equity Partners,
                                    L.P., Healthcare Equity QP Partners, L.P.,
                                    Key Capital Corporation, and Key Equity
                                    Partners 97)




                                    By: /s/ John Power
                                        -----------------------------------
                                        Its:  President

                                    1,111,113 Shares of Common Stock
                                    Date:  January 5, 2000